Exhibit 10.1

LEASE
(COMMERCIAL)

Made as of the 1st day of January, 2017 (the "Lease Commencement Date")

BETWEEN

1968160 ONTARIO INC., a Corporation incorporated pursuant to the laws of the Province of Ontario,

(the "Landlord")

and-

EDESA BIOTECH INC., a Corporation incorporated pursuant to the laws of the Province of Ontario,

(the "Tenant")

In consideration of the rents, covenants and obligations stipulated herein the Landlord and the Tenant have agreed to enter into a lease of certain offices in the building (the "Building") located at 100 Spy Court, Markham, ON, consisting of approximately 2,800 square feet as more particularly shown on Schedule "A"

(the "Premises"), subject to the terms and conditions contained herein.

I.
GRANT OF LEASE

The Landlord leases the Premises to the Tenant:

(a)
at the Rent set forth in Section 2;

(b)
for the Term set forth in Section 3; and

(c)
subject to the conditions and in accordance with the covenants, obligations and agreements herein.

2.
RENT

(1)
Rent means the amounts payable by the Tenant to the Landlord pursuant to this Section.

(2)
The Tenant covenants to pay to the Landlord, during the term of this Lease, a fixed annual gross rent plus HST as follows:

(a)
Eight Thousand Three Hundred Twenty Dollars ($8,320.00) per month, payable by the Tenant in equal monthly installments, plus harmonized sales taxes on the 1st day of each and every month, commencing on the first day of the month following the Lease Commencement Date. For the period between the Lease Commencement Date and the first day of the month following the Lease Commencement Date, the Tenant shall pay a pro-rated amount of such annual gross rent, on the Lease Commencement Date

(3)
Rent payment increase by $1/sqft every two years, see Schedule B for payment schedule.

(4)
For greater certainty, the fixed annual gross rent described above shall include the Tenant's proportionate share of the costs of maintaining and repairing common areas and common facilities of the Building, unless required due to the acts or omissions of the Tenant, the Tenant's utilities in the Building, Tenant's security, Tenant's janitorial services and the Tenant's share of insurance and property taxes for the Building. Such annual gross rent shall not include those costs associated with the Tenant's obligations of repair of the Premises as described in this Lease or the Tenant's insurance obligations as set out in this Lease, or any cost incurred by the Landlord that is caused as a result of the Tenant's acts or omissions.

(5)
Intentionally deleted.

(6)
The Tenant shall have non-exclusive access and use of any common areas located in the Building including the kitchen, washrooms, lobby areas, parking areas, staff rooms, waiting rooms and other common areas of the Building, in common with other tenants of the Building at no additional cost to the Tenant, except as set out above. Cleaning staff engaged by the Tenant shall have access to the Premises at all reasonable times. Employees of the Tenant shall have full access to the staff room serving the Premises. Each of the Landlord and the Tenant acknowledge that a portion of the racking will be used by Edesa Biotech to store its pharmaceutical products.

(7)
All payments to be made by the Tenant pursuant to this Lease shall be delivered to the Landlord at the Landlord's address for service and notice as set out herein or to such other place as the Landlord may from time to time direct in writing.

(8)
All Rent in arrears and all sums paid by the Landlord for expenses incurred which should have been paid by the Tenant shall bear interest from the date payment was due, or made, or expense incurred until paid at a rate per annum equal to the prime commercial lending rate of the Landlord's bank.

(9)
The Tenant acknowledges and agrees that the payments of Rent provided for in this Lease shall be made without any deductions for any reason whatsoever unless expressly allowed by the terms of this Lease or agreed to by the Landlord in writing; and no partial payment by the Tenant which is accepted by the Landlord shall be considered as other than a partial payment on account of rent owing and shall not prejudice the Landlord's right to recover any rent owing.

3.
TERM AND POSSESSION

(1)
The Tenant shall have possession of the Premises commencing on the Lease Commencement Date and ending on December 31, 2022, with a two year option. (the "Term").

(2)
Subject to the Landlord's rights under this Lease, and as long as the Tenant is not in default, the Landlord covenants that the Tenant shall have quiet enjoyment of the Premises during the Term of this Lease without any interruption or disturbance from the Landlord or any other person or persons lawfully claiming through the Landlord.

(3)
Notwithstanding any of the foregoing, the Tenant shall have the right, upon not less than one (1) month's prior written notice to the Landlord, to terminate the Term, following which the parties shall have no further obligations to each other, save and except for the Tenant's obligations described in Article 7 of this Lease.

4.
ASSIGNMENT

(1)
The Tenant shall not assign this Lease or sublet the whole or any part of the Premises, unless it first obtains the consent of the Landlord in writing, which consent shall not unreasonably be withheld or delayed, and the Tenant hereby waives its right to the benefit of any present or future Act of the Legislature of Ontario which would allow the Tenant to assign this Lease or sublet the Premises without the Landlord's consent.

(2)
The consent of the Landlord to any assignment or subletting shall not operate as a waiver of the necessity for consent to any subsequent assignment or subletting.

(3)
Any consent granted by the Landlord shall be conditional upon the assignee, sublessee or occupant executing a written agreement directly with the Landlord agreeing to be bound by all the terms of this Lease as if the assignee, sublessee or occupant had originally executed this Lease as Tenant.

(4)
Any consent given by the Landlord to any assignment or other disposition of the Tenant's interest in this Lease or in the Premises shall not relieve the Tenant from its obligations under this Lease, including the obligation to pay rent as provided for herein.

(5)
Intentionally deleted.

5.
USE

(1)
During the Term of this Lease the Premises shall not be used for any purpose other than a pharmaceutical/distribution office, without the express consent of the Landlord given in writing.

(2)
The Tenant shall not do or permit to be done at the Premises anything which may:

(a)
constitute a nuisance;

(b)
cause damage to the Premises;

(c)
cause injury or annoyance to occupants of neighbouring premises;

(d)
make void or voidable any insurance upon the Premises; or

(e)
constitute a breach of any by-law, statute, order or regulation of any municipal, provincial or other competent authority relating to the Premises.

(3)
The Tenant shall conduct all of its operations on the Premises in strict compliance with all environmental laws and regulations and shall conduct such operations in accordance with prudent business practices aimed at preventing any adverse effects, as the same are defined under the Environmental Protection Act. Without limiting the generality of the foregoing, the Tenant shall obtain all required permits issued by environmental agencies or divisions with respect to its operations of the Premises.

(4)
The Tenant and the Premises shall adhere to and shall be responsible for any infractions of labour laws, municipal laws, and fire codes, and any other laws pertaining to the Building or the Premises.

6.
REPAIR AND MAINTENANCE

(1)
The Tenant covenants that during the term of this Lease and any renewal there of the Tenant shall repair any damage caused to the Premises by the Tenant, its employees, servants, agents and invitees.

(2)
The Tenant shall be responsible for all routine maintenance and repairs to the Premises.

(3)
The Tenant shall be responsible for repairs and proportional part of maintenance of the structural components of the roof, outside walls and foundations of the Building or any mechanical, electrical, plumbing or HVAC systems.

(4)
The Tenant shall permit the Landlord or a person authorized by the Landlord to enter the Premises to examine the condition thereof and view the state of repair at reasonable times.

(a)
If upon such examination repairs are found to be necessary, written notice of the repairs required shall be given to the Tenant by or on behalf of the Landlord and the Tenant shall make the necessary repairs within the time specified in the notice.

(b)
If the Tenant refuses or neglects to keep the Premises in good repair the Landlord may, but shall not be obliged to, make any necessary repairs, and shall be permitted to enter the Premises, by itself or its servants or agents, for the purpose of effecting the repairs without being liable to the Tenant for any loss, damage or inconvenience to the Tenant in connection with the Landlord's entry and repairs, and if the Landlord makes repairs the Tenant shall pay the cost of them immediately as rent in addition to the fixed annual gross rent.

(5)
Upon the expiry of the Term or other determination of this Lease the Tenant agrees to leave the Premises in a clean broom-swept condition.

(6)
The Tenant shall immediately give written notice to the Landlord of any substantial damage that occurs to the Premises from any cause,

7.
ALTERATIONS AND ADDITIONS

(1)
If the Tenant, during the Term of this Lease or any renewal of it, desires to make any alterations or additions to the Premises, including but not limited to: erecting partitions, attaching equipment, and installing necessary furnishings or additional equipment of the Tenant's business, the Tenant may do so at its own expense, at any time and from time to time, if the following conditions are met:

(a)
before undertaking any alteration or addition the Tenant shall submit to the Landlord a plan showing the proposed alterations or additions and items included in the plan which are regarded by the Tenant as "Tenant's Trade Fixtures" shall be designated as such on the plan, and the Tenant shall not proceed to make any alteration or addition unless the Landlord has approved the plan (including, without limitation, the right of the Landlord to designate certain such alterations or additions as "Non-Standard Leasehold Improvements") and agreed to the designation of the Tenant's Trade Fixtures, and the Landlord shall not unreasonably or arbitrarily withhold its approval; and

(b)
any and all alterations or additions to the Premises made by the Tenant must comply with all applicable building code standards and by-laws of the municipality in which the Premises are located.

(2)
The Tenant shall be responsible for and pay the cost of any alterations, additions, installations or improvements that any governing authority, municipal, provincial or otherwise, may require to be made in, on or to the Premises.

(3)
All alterations and additions to the Premises made by or on behalf of the Tenant, other than the Tenant's Trade Fixtures and the Non-Standard Leasehold Improvements, shall immediately become the property of the Landlord without compensation to the Tenant. For greater certainty, the Tenant shall only be entitled to remove those trade fixtures and equipment which the Landlord and the Tenant have agreed to designate as the "Tenant's Trade Fixtures". All other trade fixtures and equipment shall remain the property of the Landlord.

(4)
The Tenant agrees, at its own expense and by whatever means may be necessary, immediately to obtain the release or discharge of any encumbrance that may be registered against the Landlord's property in connection with any additions or alterations to the Premises made by the Tenant or in connection with any other activity of the Tenant.

(5)
The Tenant shall remove the Tenant's Trade Fixtures and Non-Standard Leasehold Improvements at the end of the Term or other termination of this Lease and the Tenant covenants that it will make good and repair or replace as necessary any damage caused to the Premises by the removal of the Tenant's Trade Fixtures and Non-Standard Leasehold Improvements.

(6)
Other than as provided in paragraph 7(5) above, the Tenant shall not, during the Term of this Lease or anytime thereafter remove from the Premises any alterations, additions, Trade Fixtures or other goods and chattels of the Tenant except in the following circumstances:

(a)
the removal of the Tenant's Trade Fixture is in the ordinary course of business;

(b)
the Tenant's Trade Fixture has become unnecessary for the Tenant's business or is being replaced by a new or similar Trade Fixture; or

(c)
the Landlord has consented in writing to the removal;

but in any case the Tenant shall make good any damage caused to the Premises by the installation or removal of any Trade Fixtures, equipment, partitions, furnishings and any other objects whatsoever brought onto the Premises by the Tenant;

(7)
The Tenant shall not bring onto the Premises or any part of the Premises any machinery, equipment or any other thing that might in the opinion of the Landlord, by reason of its weight, size or use, damage the Premises or overload the floor of the Premises, and if the Premises are damaged or overloaded as a result thereof, the Tenant shall restore the Premises immediately or pay to the Landlord the cost of restoring the Premises.

(8)
The Tenant shall not allow any construction lien to arise or be registered against the Premises, the leasehold interest of the Tenant, or the Building.

  (9)

(a)
The Tenant shall be permitted to place signage in the reception area of the Leased Premises to identify the Tenant's reception staff and to identify services offered by the Tenant to patients. Costs of all such signage shall be borne by the Tenant.

(b)
The Tenant shall be permitted to place signage near Brock Road, subject to compliance with applicable municipal by-laws and approval by the Landlord, such approval not to be unreasonably or arbitrarily withheld. Costs of all such signage shall be borne by the Tenant.

8.
PROPERTY TAXES

The Tenant shall pay all personal property taxes with respect to the Tenant's personal property on the Premises that is not covered in the fixed annual gross rent.

9.
INSURANCE

(1)
The Landlord shall obtain and maintain insurance against any risk of physical loss or damage to property respecting the Premises on a replacement cost basis, naming the Landlord as an insured and the Tenant as an additional insured.

(2)
The Tenant shall obtain and maintain at the Tenant's sole cost and expense all risk public liability and property damage insurance, including personal injury, in respect of the Premises and the operations therein, to the extent of not less than $5,000,000, inclusive of all injuries and/or death to persons and damage to property of others arising from any one occurrence. The Tenant shall provide the Landlord with a copy of the above policies or certificates of insurance, as applicable, upon request.

(3)
The Tenant covenants to keep the Landlord indemnified against all claims and demands whatsoever by any person, whether in respect of damage to person or prope1iy, arising out of or occasioned by the maintenance, use or occupancy of the Premises or the subletting or assignment of same or any part thereof. And the Tenant further covenants to indemnify the Landlord with respect to any encumbrance on or damage to the Premises occasioned by or arising from the act, default, or negligence of the Tenant, its officers, agents, servants, employees, contractors, customers, invitees or licensees and the Tenant agrees that the foregoing indemnity shall survive the termination of this Lease notwithstanding any provisions of this Lease to the contrary.

10. UTILITIES

Tenant shall pay all charges for gas, electricity, telephone and other services and utilities used by the Tenant in the Premises during the term of the Lease unless otherwise expressly agreed in writing by the Landlord. Tenant acknowledges that the Premises are designed to provide standard office use electrical facilities and standard office lighting. Tenant shall not use any equipment or devices that utilize excessive electrical energy or which may, in the Landlord's reasonable opinion, overload the wiring.

11.
DAMAGE TO THE PREMISES

(1)
If the Premises or the building in which the Premises are located, are damaged or destroyed, in whole or in part, by fire or other peril, then the following provisions shall apply:

(a)
if the damage or destruction renders the Premises unfit for occupancy and impossible to repair or rebuild using reasonable diligence within 120 clear days from the happening of such damage or destruction, then the Term hereby granted shall cease from the date the damage or destruction occurred, and the Tenant shall immediately surrender the remainder of the Term and give possession of the Premises to the Landlord, and the rent from the time of the surrender shall abate;

(b)
if the Premises can with reasonable diligence be repaired and rendered fit for occupancy within one hundred and twenty (120) days from the happening of the damage or destruction, but the damage renders the Premises wholly unfit for occupancy, then the rent hereby reserved shall not accrue after the day that such damage occurred, or while the process of repair is going on, and the Landlord shall repair the Premises with all reasonable speed, and the Tenant's obligation to pay rent shall resume immediately after the necessary repairs have been, completed;

(c)
if the Premises can be repaired within one hundred and twenty (120) days as aforesaid, but the damage is such that the Premises are capable of being partially used, then until such damage has been repaired, the Tenant shall continue in possession and the rent shall abate proportionately.

(2)
Any question as to the degree of damage or destruction or the period of time required to repair or rebuild shall be determined by an architect retained by the Landlord.

(3)
Apart from the provisions of Section 11 (1)(a) there shall be no abatement from or reduction of the rent payable by the Tenant, nor shall the Tenant be entitled to claim against the Landlord for any damages, general or special, caused by fire, water, sprinkler systems, partial or temporary failure or stoppage of services or utilities which the Landlord is obliged to provide according to this Lease, from any cause whatsoever.

12.
ACTS OF DEFAULT AND LANDLORD'S REMEDIES

(1)
An Act of Default has occurred when:

(a)
the Tenant has failed to pay rent when due, regardless of whether demand for payment has been made or not;

(b)
The Tenant has breached its covenants or failed to perform any of its obligations under this Lease; and

(i)
the Landlord has given notice specifying the nature of the default and the steps required to correct it; and

(ii)
the Tenant has failed to correct the default as required by the notice;

(c)
the Tenant has:

(i)
become bankrupt or insolvent or made an assignment for the benefit of the Creditors;

(ii)
had its property seized or attached in satisfaction of a judgment;

(iii)
had a receiver appointed;

(iv)
committed any act or neglected to do anything with the result that a Construction Lien or other encumbrance is registered against the Landlord's property;

(v)
without the consent of the Landlord, made or entered into an agreement to make a sale of its assets to which the Bulk Sales Act applies; or

(vi)
taken action if the Tenant is a corporation, with a view to winding up, dissolution or liquidation.

(d)
any insurance policy is cancelled or not renewed by reason of the use or occupation of the Premises, or by reason of non-payment of premiums;

(e)
the Premises are used by any other person or persons, or for any other purpose than as provided for in this Lease without the written consent of the Landlord.

(2)
When an Act of Default on the part of the Tenant has occurred:

(a)
the current month's rent and the next three (3) months' rent shall become due and payable immediately; and

(b)
the Landlord shall have the right to terminate this Lease and to reenter the Premises and deal with them as he may choose.

(3)
If, because an Act of Default has occurred, the Landlord exercises its right to terminate this Lease and re-enter the Premises prior to the end of the Term, the Tenant shall nevertheless be liable for payment of rent and all other amounts payable by the Tenant in accordance with the provisions of this Lease until the Landlord has re-let the Premises or otherwise dealt with the Premises in such manner that the cessation of payments by the Tenant will not result in loss to the Landlord, and the Tenant agrees to be liable to the Landlord, until the end of the Term of this Lease for payment of any difference between the amount of rent hereby agreed to be paid for the Term hereby granted and the rent any new tenant pays to the Landlord.

(4)
The Tenant covenants that notwithstanding any present or future Act of the Legislature of the Province of Ontario, the personal property of the Tenant during the term of this Lease shall not be exempt from levy by distress for rent in arrears.

(a)
The Tenant acknowledges that it is upon the express understanding that there should be no such exemption that this Lease is entered into, and by executing this Lease:

(i)
the Tenant waives the benefit of any such legislative provisions which might otherwise be available to the Tenant in the absence of this agreement; and

(ii)
the Tenant agrees that the Landlord may plead this covenant as an estoppel against the Tenant if an action is brought to test the Landlord's right to levy distress against the Tenant's property.

(b)
The Landlord shall remit to the Tenant any surplus over the rent in arrears over the amount received by the Landlord from any levy by distress, less any costs reasonably incurred by the Landlord in connection therewith and any amount which the Landlord is required by law to remit to any governmental authority from such proceeds.

(5)
If, when an Act of Default has occurred, the Landlord chooses not to terminate the Lease and re-enter the Premises, the Landlord shall have the right to take any and all necessary steps to rectify any or all Acts of Default of the Tenant and to charge the costs of such rectification to the Tenant and to recover the costs as rent.

(6)
If, when an Act of Default has occurred, the Landlord chooses to waive its right to exercise the remedies available to it under this Lease or at law the waiver shall not constitute condonation of the Act of Default, nor shall the waiver be pleaded as an estoppel against the Landlord to prevent its exercising its remedies with respect to a subsequent Act of Default. No covenant, term, or condition of this Lease shall be deemed to have been waived by the Landlord unless the waiver is in writing and signed by the Landlord.

13.
TERMINATION UPON NOTICE AND AT END OF TERM

(1)
If the Premises are expropriated or condemned by any competent authority the Landlord shall have the right to terminate this Lease by giving ninety (90) clear days' notice in writing to the Tenant.

(2)
The Tenant agrees to permit the Landlord, during the last six (6) months of the Term of this Lease, to display "For Rent" or "For Sale" signs or both at the Premises and to show the Premises to prospective new tenants or purchasers and to permit anyone having written authority of the Landlord to view the Premises at reasonable hours without disruption to the business of the Tenant and having regard to patient confidentiality.

(3)
If the Tenant remains in possession of the Premises after termination of this Lease as aforesaid and if the Landlord then accepts rent for the Premises from the Tenant, it is agreed that such overholding by the Tenant and acceptance of rent by the Landlord shall create a monthly tenancy only but the tenancy shall remain subject to all the terms and conditions of this Lease except those regarding the Term.

14.
SUBORDINATION AND POSTPONEMENT

(1)
This Lease and all the rights of the Tenant under this Lease are subject and subordinate to any and all charges against the land, buildings or improvements of which the Premises form part, whether the charge is in the nature of a mortgage, trust deed, lien or any other form of charge arising from the financing or re-financing, including extensions or renewals, from time to time in existence against the building.

(2)
Upon request, if a lender delivers a non-disturbance agreement in favour of the Tenant, the Tenant will subordinate this Agreement and all rights hereunder in such form as the Landlord requires to any and all mortgages, or other instruments of financing, refinancing or collateral financing as mentioned above.

15.
INTENTIONALLY DELETED

16.
WAIVER

Failure by either patty to require performance of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition herein contained. The subsequent acceptance or payment of rent, hereunder by the Landlord shall not be deemed to be a waiver of any preceding breach by the other of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rent so accepted, regardless of the Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by the Landlord or Tenant, unless such waiver be in writing by the Landlord or Tenant.

17.
ACCORD AND SATISFACTION

No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement or any cheque or any letter accompanying any cheque or notation on any cheque or payment as rent be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

18.
ENTIRE AGREEMENT

This Lease and the schedules if any, attached hereto and forming a part hereof, set fo1th all the covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or representations, either oral or written, between them other than are herein and in the said schedules, if any, set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless reduced to writing and signed by them.

19.
NO SET-OFF

Subject to the other provisions of this Lease all rent required to be paid by the Tenant hereunder shall be paid without any deduction, abatement or set-off whatsoever.

20.
NOTICE

(1)
Any notice required or permitted to be given by one party to the other pursuant to the terms of this Lease may be given

To the Landlord at: 330 Hwy #7 East, Suite 510, Richmond Hill, ON L4B 3P8
To the Tenant at the Premises.

(2)
The above addresses may be changed at any time by giving ten (10) days written notice.

(3)
Any notice or document so given shall be deemed to have been received on the third (3rd) business day following the date of mailing, if sent by registered mail or certified mail, but shall be deemed to have been received on the next business day if transmitted by facsimile transmission. Any party may from time to time by notice given as provided above, change its address for the purpose of this section.

21.
COUNTERPARTS OF THIS AGREEMENT

This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

22.
DISTRESS

The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress and the Tenant covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant on the Leased Premises at any time during the Term shall be exempt from levy by distress for rent in arrears.

23.
ENVIRONMENTAL ISSUES AND CONTAMINANTS

The Tenant shall not do or permit anything to be done on, around or in relation to the Premises, or bring or keep anything thereon which may in any way increase or cause environmental contamination, adverse environmental effects, or which may be in contravention with The Environmental Protection Act, R.S.O. 1990, c.E.19 as amended, or any other federal, provincial or municipal legislation, regulation, ordinances or rules regarding environmental protection which are currently existing or which are enacted during the currency of this Lease. The Tenant shall not cause, and shall not permit to be caused, the escape, discharge, leaching, disposal, maintenance and/or the storage of any contaminants, pollutants, radioactive material, PCB, or other hazardous material on, around, or in relation to the Premises. The Tenant shall be solely and totally responsible for the clean-up and repair of any environmental damage, or adverse effects arising as a result of the breach of the covenants herein contained. The Tenant hereby agrees to indemnify, defend and save the Landlord and any mortgagee harmless from any and all liability, claims, damage, expense, causes of action, suits or judgments arising from the Tenant's breach of this covenant, and all payments arising pursuant to this or the preceding paragraph shall be deemed to be rent in addition to the fixed annual gross rent and recoverable as such. The indemnity referred to herein shall include, but not be limited to, claims made by third parties arising out of common law. The Tenant herein covenants to provide immediate notice to the Landlord of any breach of the covenants contained herein. The Tenant acknowledges that the Landlord, or its agents, shall be permitted to enter onto the Leased Premises at any time to inspect the Leased Premises, if it has reason to believe that the Tenant has breached its covenant contained herein this Section. The Landlord shall also be entitled to take corrective action regarding any breach of the Tenant's covenants contained herein, at the Tenant's expense.

24.
REGISTRATION

The Tenant shall not at any time register notice of or a copy of this Lease on title to the property of which the premises form part without consent of the Landlord.

25.
INTERPRETATION

(1)
The words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender, and words importing persons shall include firms and corporations and vice versa.

(2)
Unless the context otherwise requires, the word "Landlord" and the word "Tenant" wherever used herein shall be construed to include the executors, administrators, successors and assigns of the Landlord and Tenant, respectively.

(3)
When there are two or more Tenants bound by the same covenants herein contained, their obligations shall be joint and several.

[signatures on next page]

IN WITNESS WHEREOF the Landlord and the Tenant have signed and scaled this Lease as of the day and year first above written.

SIGNED, SEALED AND DELIVERED

in the presence of

)
)	1968160 ONTARIO INC.
)
)
)	/s/ Nidhi Nijhawan
)	By: Nidhi Nijhawan
)	Its: President
)	I have authority to bind the Corporation.
)
)
)	EDESA BIOTECH INC.
)
)
)	/s/ Dr. Par Nijhawan
)	By: Dr. Par Nijhawan
)	Its: Chief Medical Officer
)	I have authority to bind the Corporation.

Schedule "B" Rent Payment Schedule

Start Date	End Date	Monthly Rent
Jan-17	Dec-18	$8,320.00 +HST
Jan-19	Dec-20	$8,553.33 +HST
Jan-21	Dec-22	$8,786.67 +HST
Jan-23	Dec-24	$9,020 +HST